Exhibit 22

                   SUBSIDIARIES OF REGISTRANT

                                                    Jurisdiction
Subsidiary                                        of Incorporation
GENICOM      International     Holdings               Delaware
Corporation

GENICOM International Sales Corporation               Delaware

Enterprising     Service      Solutions               Delaware
Corporation

Delmarva Technologies Corporation                     Delaware

Rastek Corporation                                    Delaware

GENICOM Relay Products Corporation                    Delaware

GENICOM Canada, Inc.                                   Canada

GENICOM Foreign Sales Corporation                    U.S. Virgin
                                                       Islands

Datacom de Mexico, S.A. de C.V.                        Mexico

GENICOM International Limited                          England

GENICOM (No. 1) Limited                                England

GENICOM Ltd.                                           England

GENICOM S.A.R.L.                                       France

GENICOM S.A.                                           France

GENICOM GmbH                                           Germany

GENICOM S.p.A.                                          Italy

GENICOM (Australia) PTY LTD.                          Australia

GENICOM Pty Limited                                   Australia




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